Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Post Effective Amendment No. 7 to Form S-11 to Registration Statement No. 333-144414 on Form S-3 of our report dated February 27, 2013, relating to the Wells Real Estate Advisory Services II, LLC and Wells Real Estate Services, LLC carve-out combined financial statements as of and for the years ended December 31, 2012 and 2011, appearing in the Annual Report on Form 10-K of Columbia Property Trust, Inc. for the year ended December 31, 2012.

/S/ Frazier & Deeter, LLC

February 27, 2013
Atlanta, Georgia